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                                                                   Exhibit 10.18

                            ACCOUNT CONTROL AGREEMENT
                                (THE "AGREEMENT")

This Account Control Agreement ("Agreement") is made and entered as of this 6th day of July, 2005 by and among HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation ("Lender"), with its principal place of business located at 525 University Avenue, Suite 700, Palo Alto, CA 94301 (the "CREDITOR"), OMRIX BIOPHARMACEUTICALS, INC., a Delaware corporation, with its chief executive office and principal place of business located at Chauss'ee de Waterloo, 200 B-1640 Rhode St. Genese Belgium (the "CUSTOMER"), and HSBC Bank USA, National Association, 452 Fifth Avenue, New York, N.Y. 10018 (the "BANK").

BACKGROUND

Pursuant to the Loan and Security Agreement between Creditor and Customer dated March 31, 2005 ("Loan Agreement"), the Customer has granted the Creditor a security interest, among other things, in the Account (as defined below) maintained by Customer at the Bank and in all funds currently or hereafter deposited into such Account, including any interest accrued thereon. The parties are entering into this Agreement to perfect the Creditor's security interest in such Account. Bank is not a party to the Loan Agreement or any other agreement between Creditor and Customer and all of Bank's rights, duties and obligations are stated in this Account Control Agreement without reference to any other agreement.

1. The Account. The Customer represents and warrants to the Creditor that the Customer has established the following account at the Bank:

Account number: 605139458 (the "ACCOUNT").

As of the date hereof, the Bank is not aware of any claim to, or interest in, the Account, except for claims and interests of the parties referred to in this Agreement. The Customer agrees that if Customer opens any additional accounts at the Bank, this Agreement will be deemed to have been amended to include the new account as an Account, but only if Customer uses the same private client group to open such additional accounts that was used to open the Account and notifies that private client group at the time each additional account is opened that it is subject to this Agreement. The Customer agrees that if it opens additional accounts with the Bank, it shall be with the same private client group that was used to open the Account.

2. Control of Accounts by Creditor

     a. The Customer and the Creditor agree that upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement), the Creditor may deliver written instructions (the "DEFAULT ORDER") in the form attached hereto as Exhibit A to the Bank and the Bank will, as soon as reasonably possible upon receipt, comply with such Default Order delivered by the Creditor, without requiring any further consent from the Customer and without regard to any inconsistent or conflicting orders provided to the Bank by the Customer or anyone on its behalf. Bank shall promptly confirm receipt of the Default Order to Creditor; until Creditor receives Bank's written confirmation that the Default Order has been received, it shall be presumed that the Default Order

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was not received. For purposes hereof, "BUSINESS DAY" shall mean any day of the year on which New York State chartered banks are required by law to be open to the public for conducting business.

     b. It is hereby clarified that for so long as the Bank has not received a Default Order from the Creditor, the Customer shall be fully entitled and authorized to withdraw and deposit any and all funds available in the Accounts.

     c. Without limiting and in addition to the requirements set forth in paragraph (a) of this Section 2, the Creditor agrees that before it attempts to deliver a Default Order relating to the Account to the Bank, the Creditor shall deliver to the Bank, such documentation as the Bank may, from time to time, reasonably request, certifying the person or persons authorized by Creditor to sign a Default Order. In absence of such documentation the Bank may rely and shall be protected in acting or refraining from acting upon any Default Order believed by the Bank to be genuine and to have been signed by the proper party,

3. Priority of Creditor's Security Interest: Rights Reserved by the Bank

     a. The Bank agrees that all of its present and future rights with respect to the Account axe subordinated to the Creditor's security interest therein; provided, however, that the Creditor agrees that the Bank expressly reserves all of its present and future rights (whether described as rights of setoff, bankers lien, chargeback or otherwise, and whether available to Bank under law or under any written agreement), including, but not limited to, the right to withdraw from the Account an amount (i) to cover the reversal of a provisional credit,
(ii) to recover funds improperly or incorrectly credited to the Account, and
(iii) to pay any Account fees or fees associated with the aforementioned. If any checks, drafts or other items deposited or funds wired or otherwise transferred or deposited into the Account are returned unpaid or otherwise dishonored or are returned because of improper or incorrect crediting, then the Bank shall have the right, whether or not a Default Order has been received, to charge the Account for the amount of such deposit or transfer and any fees or charges associated with such return, dishonor or requirement.

     b. Upon the termination of this Agreement, Creditor shall have no further right to deliver to the Bank Default Orders relating to the Account or otherwise control the Account, and the Bank shall take such steps as the Customer may reasonably request to vest full ownership and control of the Accounts with Customer.

4. Governing Law. This Agreement and the Account will be governed by the laws of the State of New York. The Bank may not change the law governing the Account without the Creditor's express written consent, which consent shall not be unreasonably withheld.

5. Entire Agreement. This Agreement and all exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersede any prior agreement or arrangement (whether written or oral).

6. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by all parties hereto.

7. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and

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the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction

8. Other Agreements. For so long as this Agreement remains in effect, transactions involving the Accounts shall be subject, except to the extent inconsistent herewith, to the provisions of the Bank's account agreements, disclosures, and fee schedules as are in effect from time to time for accounts similar to the Account.

9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Bank, Creditor and Customer and their respective successors and assigns.

10. Notices, A notice or other communication to a party under this Agreement will be in writing and will be sent to the party's address set forth below or to such other address as the party may notify the other parties, and will be effective on receipt.

If to the Customer:   To: OMRIX BIOPHARMACEUTICALS, INC.
                      Address: Chauss'ee de Waterloo, 200 B-1640
                               Rhode St. Genese Belgium
                      Attention: Michael Burshtine
                      Facsimile: +32-2-3599149

If to Creditor:       To:
                      HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
                      Legal Department
                      Attention: Chief Legal Officer
                      525 University Avenue
                      Suite 700
                      Palo Alto, CA 94301
                      Facsimile: 650-473-9194

                      With a copy to:
                      HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
                      Attention: Parag Shah
                      2 Oliver Street
                      Suite 611
                      Boston, MA 02110
                      Facsimile: 617 261 6551

If to the Bank:       To: HSBC Bank USA, National Association
                      452 Fifth Avenue
                      New York, NY 10018
                      Attention: Isaac Douek, Senior Vice President
                      6th Floor
                      Facsimile: 212-525-5882

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                      With a copy to:
                      HSBC Bank USA, National Association
                      IPB NY CREDIT ADMINISTRATION
                      1 West 39th Street
                      New York, NY 10018
                      Attention: Maria Fucci, First Vice President/Manager 7th Floor
                      Facsimile: 212-525-0122

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

12. Heading, Preamble, and Exhibits. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The Preamble and Exhibits are an integral and inseparable part of this Agreement.

13. Further Action. At any time and from time to time, the Customer and the Creditor each agrees, without further consideration, to take such actions and to execute and deliver such documents as, in the Bank's opinion, may be reasonably necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby and thereby.

14. Expenses. Each party will pay its expenses, if any, relating to the execution of this Agreement and the transactions contemplated herein.

15. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Creditor pursuant to the provisions of this Agreement, shall be deemed a waiver by the Creditor of such right.

16. Limited Responsibility of Bank. The Bank shall have no responsibility or liability to Creditor for complying with instructions concerning the Account from Customer or Customer's authorized representatives that are received by the Bank before the Bank has received a Default Order and has had a reasonable opportunity to act upon such Default Order. The Bank shall have no responsibility or liability to Customer for complying with a Default Order and shall have no responsibility to investigate the genuineness, accuracy, validity or appropriateness of any instructions or Default Order or any signature on such instructions or Default Order, even if the Customer notifies the Bank that Creditor is not legally entitled to originate such Default Order. The Bank may act in reliance upon any signature believed by it to be genuine and may assume that any person who has been designated by Customer or Creditor to give instructions or a Default Order pursuant to this Agreement or the Account has been duly authorized to do so.

17. Exculpation of Bank: Indemnification by Customer. Customer and Creditor agree that the Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, unless such loss or damage result from the gross negligence or willful misconduct of the Bank. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond the Bank's reasonable control or for indirect, special, punitive or consequential, damages. Customer agrees to indemnify the Bank and hold it harmless from and

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against any and all claims made against the Bank by Creditor or any other person or entity, other than those ultimately determined to be founded on the gross negligence or willful misconduct of the Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any such claim made against the Bank by Creditor or any person or entity arising out of, or otherwise related to, any compliance by the Bank with a Default Order or this Agreement. Creditor agrees that it shall not assert any claim against the Bank other than with respect to an alleged non-compliance by the Bank with any Default Order.

IN WITNESS WHEREOF the parties have signed this Agreement in one or more counterparts as of the date first appearing above.

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OMRIX BIOPHARMACEUTICALS, INC.


By: /s/ Michael Burshtine
    ---------------------------------
Name: Michael Burshtine
Title: CFO


HERCULES TECHNOLOGY GROWTH CAPITAL, INC.


By: /s/ Scott Harvey
    ---------------------------------
Name: Scott Harvey
Title: Chief Legal Officer


HSBC BANK USA, NATIONAL ASSOCIATION


By  /s/ Isaac Douek
    ---------------------------------
Name: Isaac Douek
Title: Senior Vice President

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                                    EXHIBIT A

HSBC Bank USA, National Association
452 Fifth Avenue,
New York, NY 10018
Attention: Isaac Douek, Senior Vice President, 6th Floor
Copy to: Attention: Maria Fucci. First Vice President/Manager
IPB NY CREDIT ADMINISTRATION 7th Floor, 1 West 39th St.
New York, NY 10018

Date: __________________

Re: NAME OF CUSTOMER.- Default Order

Dear Sir,

Please be informed that an Event of Default (as such term is defined in that certain Loan and Security Agreement (the "LOAN AGREEMENT") between Omrix Biopharmaceuticals, Inc. ("Customer") and Hercules Technology Growth Capital, Inc. ("Creditor"); dated March 31, 2005), has occurred and was not cured according to the Loan Agreement. In accordance with the Account Control Agreement ("Agreement") between Customer. Creditor and HSBC Bank USA, National Association (the "Bank") dated July 6, 2005, you are hereby given a Default Order (as such term is defined in the Agreement) to promptly cease to comply with any orders or instructions originated by the Customer concerning the Account (as defined in the Agreement).

Furthermore, you are hereby instructed to comply with the following instructions with respect to such Account:

___________ Cease any transfer or withdrawal of funds from the Account

___________ Effect the transfer of US$[_____] to the Creditor, out of the funds available in such Account.

Sincerely,

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.


By:
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